UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2007

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

(Exact name of Registrant as specified in its charter)

Commission File No. 1-6300

Pennsylvania	1-6300	23-6216339
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

The Bellevue

200 South Broad Street

Philadelphia, Pennsylvania 19102

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (215) 875-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Pennsylvania Real Estate Investment Trust (the “Company”) expects to file with the Securities and Exchange Commission (the “SEC”), on or about July 16, 2007, two registration statements on Form S-3. One registration statement will register the offering of common shares that the Company may issue to holders of 4.00% Exchangeable Senior Notes due 2012 upon the exchange or redemption of such notes. The other registration statement will register the reoffer and resale of common shares that the Company may issue to the holders of units of limited partnership interest in PREIT Associates, L.P.

Under the SEC’s requirements, when a company prepares a new registration statement that includes or incorporates financial statements as of a date on or after the date the company reports a component as a discontinued operation under the Financial Accounting Standard Board’s Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company must revise its prior period annual financial statements that are included or incorporated by reference in the registration statement to reflect the discontinued operation.

On March 9, 2007, the Company completed the sale of Schuylkill Mall in Frackville, Pennsylvania for $17.6 million. Accordingly, Schuylkill Mall’s operating results have been classified as discontinued operations for financial reporting purposes. The Company previously presented the results of Schuylkill Mall in continuing operations in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 10-K”). In accordance with SFAS No. 144, the Company has reclassified the results of Schuylkill Mall from continuing to discontinued operations for the years ended December 31, 2006, 2005 and 2004. The Company did not previously reclassify Schuylkill Mall’s assets and liabilities as assets held for sale and liabilities related to assets held for sale, respectively, because Schuylkill Mall was not held for sale as of December 31, 2006.

During the first quarter of 2007, the Company reclassified P&S Office Building in Gadsden, Alabama for accounting purposes from held for sale to held and used. The Company reached this decision because the property no longer meets the conditions for an exception to the held for sale requirements under generally accepted accounting principles. The Company intends to continue to actively market P&S Office Building for sale, but at this time, it cannot determine if or when a sale will be consummated. The Company has reclassified P&S Office Building’s results of operations from discontinued operations to continuing operations for the years ended December 31, 2006, 2005 and 2004. The Company did not previously reclassify P&S Office Building’s assets and liabilities from assets held for sale and liabilities related to assets held for sale, respectively, to assets and liabilities held and used because P&S Office Building was considered held for sale as of December 31, 2006.

These retrospective adjustments have no consequential effect on the consolidated balance sheets, consolidated statements of income, consolidated statements of shareholder equity and other comprehensive income and consolidated statements of cash flows for any of the periods presented.

The following items have been revised to reflect the above transactions:

•	Selected Financial Data for the five years ended December 31, 2006;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	Consolidated Financial Statement for the three years ended December 31, 2006;

•	Continuing and discontinued Earnings Per Share reclassification for the three years ended December 31, 2006; and

•	Summary of Quarterly Results for the years ended December 31, 2006 and 2005.

This Current Report on Form 8-K updates Items 6, 7, 8 and 15 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 to reflect the sale of Schuylkill Mall and the reclassification of P&S Office Building in the quarter ended March 31, 2007. These updated items are filed herewith as Exhibit 99.1. All other items of the Annual Report on Form 10-K remain unchanged. Readers should refer to our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for the periods subsequent to December 31, 2006 for further information.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

23.1	Consent of KPMG LLP (Independent Registered Public Accounting Firm).

99.1	Selected Financial Data; Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Financial Statements and Schedule

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: July 16, 2007	By:	/s/ Robert F. McCadden
Robert F. McCadden
Executive Vice President and Chief Financial Officer

Exhibit Index

23.1	Consent of KPMG LLP (Independent Registered Public Accounting Firm).

99.1	Selected Financial Data; Management’s Discussion and Analysis of Financial Condition and Results of Operations; Financial Statements and Schedule.

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